Exhibit 10.8

Rev. 201704

WORKING CAPITAL LOAN CONTRACT

BANK OF JIANGSU

TO MY DEAR CUSTOMERS

Dear Customers,

According to relevant provisions of China Banking Regulatory Commission and Bank of Jiangsu Co., Ltd., Bank of Jiangsu Co., Ltd. prohibits its employees from conducting the following conducts:

1. borrowing money from customers;

2. providing guarantee, authentication or matchmaking for private lending;

3. taking a part-time job in an enterprise;

4. borrowing transitional funds from customer accounts or using personal account to transfer transitional funds to customers;

5. keeping cards, passbooks and passwords on behalf of customers;

6. accepting or soliciting improper benefits.

In order to protect your rights and interests, Bank of Jiangsu Co., Ltd. hereby solemnly reminds you as follows:

The conducts mentioned above are expressly prohibited by Bank of Jiangsu Co., Ltd. Any such conduct engaged in by an employee of Bank of Jiangsu Co., Ltd. for any reason shall be deemed as an individual conduct but shall not represent the will of Bank of Jiangsu Co., Ltd. Please keep in mind.

Meanwhile, Bank of Jiangsu Co., Ltd. requests the Borrower to make supervision on the employees of Bank of Jiangsu Co., Ltd. If any employee of Bank of Jiangsu Co., Ltd. is found with the situations mentioned above, the Borrower may report to us by the special email jsyhjcs@126.com or calling the inspection office (Tel. 025-58587112) of Bank of Jiangsu Co., Ltd. Bank of Jiangsu Co., Ltd. shall keep it strictly confidential.

Bank of Jiangsu shall not charge any fees other than the charging items publicly announced by our Bank to the outside. Bank of Jiangsu shall not cooperate with any intermediary in violation of regulations. In addition, any fees and security deposits of any kind charged by any other institution from any person shall have nothing to do with Bank of Jiangsu Co., Ltd. Any and all legal consequences and liabilities arising therefrom shall have nothing to do with Bank of Jiangsu Co., Ltd.

Bank of Jiangsu Co., Ltd.

Bank of Jiangsu Co.,Ltd. Shenzhen Branch (Special Seal for Loan Contract Uses Only)

I (our Company) confirms that we have already learned of and carefully read all contents of the TO MY DEAR CUSTOMERS, understand and accept the risks reminded by your Bank. We will actively assist your Bank and supervise the conducts of your employees.

Signature/Seal of Customer

Icon Energy System (Shenzhen) Co., Ltd. (Seal)

Pan Dangyu (Seal)

Working Capital Loan Contract

Contract No.: JK162619000053

Borrower: Icon Energy System (Shenzhen) Co., Ltd.

Address: Room 201, No. 4, Guanqing Road, Luhu Community, Guanhu Street, Longhua District, Shenzhen City

Lender: Bank of Jiangsu Co.,Ltd. Shenzhen Branch

Address: 19-20/F, Nepstar Drugstore Building, No. 2, Lanxiang First Street, Zhongxin Road, Nanshan District, Shenzhen City

In accordance with the relevant national laws and regulations, both parties make and enter into this Contract upon consensus through consultation and are willing to abide by all terms and conditions of this Contract.

Article 1 Loan contents

I. Loan amount: (currency) RMB (in words) ten million Yuan only.

II. Loan term: from May 24, 2019 to March 23, 2020.

III. Loan interest rate

1. The interest rate for RMB loan shall be the following B:

A. The loan hereunder implements a fixed interest rate. The executed annual interest rate shall be      /    % and the interest rate shall remain unchanged during the valid term of this Contract;

B. The loan hereunder implements a floating interest rate and the interest rate shall be 40% higher (higher/lower) than the benchmark interest rate 4.35% for RMB loans issued by the People's Bank during the same period or be      /    (plus/minus)       /      BP (1 BP equals to 0.01 percentage point). The executed annual interest rate shall be 6.09%. The interest rate hereunder shall be adjusted by month (month/quarter/half year/year) with the adjustment of the benchmark interest rate for RMB loans issued by the People's Bank during the same period and such adjustment shall be made on the first day of each month.

2. The interest rate for foreign exchange loans shall be the following        /     :

A. The loan hereunder implements a fixed interest rate. The interest rate shall be      /    (in words) months      /     (LIBOR/HIBOR/SIBOR)+        /     %. The executed annual interest rate shall be        /     % and the interest rate shall remain unchanged during the valid term of this Contract;

B. The loan hereunder implements a floating interest rate and the interest rate shall be be        /      (in words) months        /       (LIBOR/HIBOR/SIBOR)+        /      %. The interest rate hereunder shall be adjusted by        /      and such adjustment shall be made on        /     .

3. Interest calculation

The interest shall be calculated according to the actual date of withdrawal by the Borrower and according to the actual amount withdrawn and the days of occupation of the loan.

Formula for calculation of interest: interest = principal ×actual number of days × daily interest rate.

The base for calculation of daily interest rate shall be 360 days a year. The conversion formula is: daily interest rate = annual interest rate /360.

IV. Loan purpose shall be payment for purchase (payment for)

V. Loan note

The loan note is the Borrower's loan voucher under this Contract and an effective part of this Contract. It shall have the same legal effect as this Contract. if the amount, date of payment, due date and interest rate of the Borrower's loan hereunder or other loan contents is different from that recorded in the loan note, that recorded in the loan note shall prevail.

Article 2 Settlement of loan interest

1. The interest shall be calculated from the date of the actual payment of the loan according to the actual amount paid and the actual loan term. The interest shall be settled by month (month/quarter) and the expiry date for interest shall be the 20th day of each month (month/last month of each quarter).

If the last repayment date of the principal is not an expiry date for interest, the unpaid interest shall be paid with repayment of principal.

2. The Borrower shall pay interest on each expiry date for interest. The Lender may deduct interest directly from the account opened by the Borrower with Bank of Jiangsu. If the Borrower fails pay interest timely, the Lender shall have the right to charge compound interest form the unpaid interest.

Article 3 Default interest and compound interest

If the loan hereunder is overdue or is not used for the purpose agreed herein, interest and compound interest shall be calculated and collected according to the method of the following B:

A. If the Borrower fails to repay in full and on time the loan at maturity (including acceleration of maturity) where a fixed interest rate is executed, the Lender shall have the right to charge a default interest according to / % plus the loan interest rate hereunder from the date of overdue; if the Borrower fails to use the loan for the purpose agreed herein, the Lender shall have the right to charge a default interest according to       /     % plus the loan interest rate hereunder from the date of misappropriation.

Compound interest shall be calculated and collected for the interest (including default interest) paid by the Borrower after the deadline. Compound interest shall be calculated and collected at the default interest rate after the loan is overdue.

B. If the Borrower fails to repay in full and on time the loan at maturity (including acceleration of maturity) where a floating interest rate is executed, the Lender shall have the right to charge a default interest according to 50% plus the floating interest rate executed in the current period from the date of overdue; if the Borrower fails to use the loan for the purpose agreed herein, the Lender shall have the right to charge a default interest according to 100% plus the floating interest rate executed in the current period from the date of misappropriation.

Compound interest shall be calculated and collected for the interest (including default interest) paid by the Borrower after the deadline. Compound interest shall be calculated and collected at the default interest rate after the loan is overdue.

Article 4 Conditions for withdrawal

1. The Borrower may not withdraw the loan until the following conditions are satisfied upon the effectiveness of this Contract (except as otherwise exempted by the Lender):

(1) The Borrower has opened relevant RMB or/and foreign exchange accounts with the Lender or any branch of the Lender;

(2) The Borrower has provided the Lender with the legal documents of proving the legitimacy of the Borrower, including but not limited to the business license passing the latest annual inspection, approval certificate, joint venture or cooperation contract, and articles of association, etc.;

(3) The Borrower has submitted the Application for Withdrawal and the Power of Attorney for Entrusted Payment to the Lender.

(4) The guarantee contract, and/or mortgage contract and pledge contract in connection with the loan hereunder have become effective;

(5) All the procedures in connection with this Contract and required by the Lender, including but not limited to approval, registration, filing, insurance, notarization and witness, have been handled and completed;

(6) The Borrower has provided the Lender with the capital verification report proving that the registered capital of the Borrower had been paid according to law;

(7) According to the provisions of the Borrower's internal authorization system, the Borrower has provided the Lender with the resolution and authorization letter that the Borrower's board of directors and/or the shareholders' meeting (shareholders' general meeting) and other competent authorities had agreed the loan hereunder;

(8) The Borrower has provided the Lender with the materials of proving the purpose of the loan hereunder;

(9) The Borrower has provided the Lender with a loan note affixed with the valid seal of the Borrower;

(10) The Borrower has provided the Lender with the loan cards (certificates) of the Borrower and the guarantor;

(11) Where the Lender thinks necessary, the Borrower shall handle notarization with the force of enforcement for the loan contract, the guarantee contract and the mortgage (pledge) contract;

(12) The Borrower or the guarantor has paid all the relevant expenses payable hereunder; and

(13) Other conditions for withdrawal agreed by both parties: blank below

Article 5 Withdrawal plan

1. When the preconditions for withdrawal are all satisfied, the Borrower may withdraw the loan in a lump sum (in a lump sum/by installments). The withdrawal plan is as follows:

Unit (ten thousand Yuan, ten thousand US dollars or other) : ten thousand Yuan

Withdrawal
Period	Date of withdrawal	Amount withdrawn
First period	May 24, 2019	1000
Second period
Third period

(Any table attached hereto where there is insufficient space to fill shall be an integral part of this Contract.)

2. The Lender shall have the right to reject the Borrower's application for withdrawal of the part not withdrawn and used within the time limit given above.

Article 6 Payment mode

I. The loan under this Contract shall be paid according to the method of the following 1:

1. Entrusted payment. The Lender shall, according to the Borrower's application for withdrawal and payment entrustment, pay the loan funds through the Borrower's account to the Borrower's transaction object that meets the purpose stipulated herein.

2. Independent payment. The Lender shall, according to the Borrower's application for withdrawal and payment entrustment, pay the loan funds to the Borrower's account before the Borrower independently pays its transaction object that meets the purpose stipulated herein according to the plan determined by the Borrower upon application. The Borrower shall submit a payment list to the Lender at the end of each quarter. The contents of each payment list shall include but not be limited to name of the transaction object, amount and time of payment, and payment causes, etc.

3. Partial entrusted payment Where a single amount of the loan funds exceeds RMB / Yuan (if the amount is less than or equals to RMB ten million Yuan, the foreign exchange loan shall be converted into the foreign exchange purchase price issued by the Borrower on the date of entrusted payment), the single amount shall be paid under entrusted payment, and the remaining shall be paid under independent payment.

II. If the Borrower falls under any of the following circumstances, the Lender shall have the right to supplement the loan payment conditions through consultation with the Borrower; where consultation fails, the Lender shall have the right to stop the payment of the loan funds or ask the Borrower to prepay the loan having been released;

1. Its credit status is declined;

2. The profitability of its main business is not strong and breaks through the agreed financial indicators;

3. It fails to pay the loan funds according to the stipulations of this Contract;

4. It violates this Contract and avoids the entrusted payment by the Lender by means of breaking up the whole into parts;

5. It fails to comply with its commitments;

6. Other circumstances in violation of this Contract.

Article 7 Repayment

I. The sources of repayment of the Borrower include but are not limited to operating revenues.

II. Except as otherwise agreed by both parties, the Borrower shall repay the loan hereunder according to the following repayment plan:

Unit (ten thousand Yuan, ten thousand US dollars or other) : ten thousand Yuan

Repayment
Period	Date of repayment	Amount of repayment
First period	Mar. 23, 2020	1000
Second period
Third period

(Any table attached hereto where there is insufficient space to fill shall be an integral part of this Contract.)

III. If the date of repayment given above is not a banking day, it shall be postponed to the next banking day. If the Borrower requires extending the payment term, it shall submit a written application to the Lender one month in advance. Upon approval by the Lender, the payment term may be extended.

IV. If the Borrower desires to make repayment in advance, it shall obtain the Lender's consent, implement the interest rate determined for the original term and pay    /   of the amount repaid in advance as the fee.

V. The Borrower irrevocably authorizes the Lender to deduct all the loan principal and interest due or due in advance from the account opened by the Borrower with any system of Bank of Jiangsu. Where foreign exchange is deducted, it shall be converted at the foreign exchange purchase price issued by the Lender on the date of deduction.

VI. The Buyer shall make repayment according to the method of the following    / :

1. The Borrower shall open a special repayment reserve account for the loan hereunder with the Lender. During the duration of the loan, the Borrower shall deposit the funds recovered from the loan into this account and ensure that the balance in the account not less than (currency)    /   (in words)    /   at any time. This account shall be subject to the Lender's supervision and cannot be used for settlement. The Lender shall have the right to deduct and repay the loan principal and interest directly from this account. If the balance in this account is insufficient, the Lender shall have the right to make deduction directly from the Borrower's any account opened with any system of Bank of Jiangsu or claim from the Borrower or the guarantor.

2. The Borrower shall open a unit settlement account with the Lender and deposit the cash flows of its routine revenues to this account according to the proportion of its total credit amount granted by the Lender out of its total credit amount granted by all financial institutions. The balance in the account not less than (currency)    /   (in words)  /   at any time. The Borrower shall deposit in this account a sufficient amount for repaying the current loan principal and interest due prior to each date of repayment. The Borrower authorizes the Lender to deduct and repay the loan principal and interest directly from this account.

Article 8 Representations and warranties of the Borrower

1. The subject qualifications of the Borrower comply with the requirements of relevant laws, administrative regulations and normative documents;

2. The Borrower has been fully authorized to sign this Contract and other relevant documents and has the ability to perform and fulfill its responsibilities;

3. The signing and performance of the contract and other relevant documents By the borrower shall not conflict with or violate any laws, regulations and normative documents, nor constitute a breach of this Contract;

4. The Borrower currently has no pending litigation, arbitration or administrative punishment, and no litigation, arbitration or administrative punishment filed against its assets or earnings as known by the Borrower;

5. The Borrower shall cooperate with the Lender to carry out loan payment management, post-loan management and relevant inspection;

6. The financial statements provided by the Borrower give a true view on the financial conditions of the Borrower;

7. The Borrower that the application materials provided by the Borrower to the Lender are true, lawful and valid, and there is no material omission or misleading;

8. The materials about the Borrower, the guarantor, the mortgagor, the pledgor, the mortgaged (pledged) property and project in this Contract and the guarantee contract are true, complete and accurate, and there is no omission of any important facts;

9. The Borrower irrevocably authorizes Bank of Jiangsu Co.,Ltd. to inquire the Borrower's all kinds of information by various means from the date of signature of this Contract to the date of termination of business hereunder. These means may include but not be limited to state administrative departments, government departments, business management organizations, social third-party data platforms and network media. The Borrower is aware of the possible legal consequences arising from the provision of such non-public information;

10. The Borrower has fully known the business scope, authorizations and privileges of the Lender; the Borrower has read all the terms and conditions of this Contract and the Lender has made explanation on relevant clauses of this Contract at the Borrower's request; the Borrower has complete and full understanding of the meanings and corresponding legal consequences of the terms and conditions of this Contract; and the signature of this Contract by the Borrower is the representation of the Borrower's true meaning.

Article 9 Rights and obligations of the Borrower

I. Rights of the Borrower

1. The Borrower has the right to withdraw and use the loan according to the stipulations of this Contract;

2. It has the right to transfer its debt hereunder to a third party after obtaining the Lender's written consent.

II. Obligations of the Borrower

1. It shall truthfully provide the documents and materials required by the Lender (including the account number of all bank accounts, balances of deposits and loans, use of loan, conditions of assets, production and business activities, internal management and other true information);

2. It shall provide the financial statements of the previous month before the 20th day of each month, and provide the Lender with the audited financial statements within 120 days after each fiscal year. It shall timely provide the Lender with the changes of itself;

3. It shall accept and cooperate with the Lender to carry out survey, supervision and inspection on its use of credit funds, and its production, operation and financial activities;

4. It shall open a settlement account with Bank of Jiangsu Shenzhen Branch (Sub-branch), and handle domestic and foreign settlement, exchange settlement and sales, and other intermediary business with the Lender or any branch of the Lender not lower than the proportion of the loan hereunder out of the total loan balance in other financial institutions;

5. It shall use the loan according to the purpose and means agreed herein;

6. It shall repay the loan principal and interest on time and in full according to the stipulations of this Contract;

7. Prior to external investment, substantial increase of debt financing, merger, division, equity transfer, asset transfer and other major events, it shall notify the Lender in writing in advance and obtain the Lender's written consent, and implement guarantee measures for repayment of the loan principal and interest and other relevant expenses hereunder;

8. The Lender shall be timely notified if the Borrower or the guarantor has any significant adverse event affecting its solvency/security capability;

9. The total amount guaranteed for the liabilities of a third party shall not exceed / times the net assets of the Borrower;

10. If the Borrower is a group customer, it shall give a written report to the Lender within 10 days as of the date of occurrence of an affiliated transaction with the target amount exceeding 10% of the Borrower's net assets. The contents of the report shall include but not be limited to the relations between the transaction parties, the transaction project and nature, the transaction amount or proportion and the pricing basis (including the transaction without an amount or with a symbolic amount only).

11. It shall ensure to cover insurance for the loan-related property according to the requirements of the Lender and define the Lender as the beneficiary of the insurance interest;

12. If this Contract is made enforceable through notarization by a notary organ, the Borrower agrees to be enforced by the people's court and waives the right of defense.

Article 10 Rights and obligations of the Lender

I. Rights of the Lender

1. The Lender has the right to ask the Borrower to provide materials in connection with the loan hereunder;

2. It has the right to ask the Borrower to repay the loan principal and interest on schedule or in advance;

3. It has the right to understand the Borrower's production and operation, financial activities, business activities and repayment plan, and it has the right to extract or copy from the Borrower's accounting books, business records and other relevant materials;

4. It has the right to supervise the Borrower to use the loan according to the purpose and means agreed herein;

5. It has the right to deduct the loan principal and interest due or due in advance and other relevant expenses from the Borrower's account;

6. If the Borrower fails to perform or violates its various obligations agreed herein, the Lender shall have the right to change the loan payment mode, stop payment of the loan not withdrawn by the Borrower and/or ask the borrower to repay the loan in advance and announce acceleration of maturity of all the loan hereunder according to the stipulations of this Contract;

7. The Lender has the right to take back the loan in advance according to the capital return of the Borrower;

8. If the Borrower has any such major events as transfer of property right, institutional change, decrease of registered capital or transfer of creditor's right and debt, the Lender shall have the right to ask the Borrower to repay the loan principal and interest hereunder in advance and pay all other relevant expenses, or ask the Borrower to transfer its all debts hereunder to a transferee accepted by the Lender, or ask the Borrower to provide other guarantee measures accepted by the Lender.

II. Obligations of the Lender

1. The Lender shall release the loan to the Borrower according to the conditions specified in this Contract;

2. The Lender shall keep confidential the financial conditions, and production and operation conditions of the Borrower, except as otherwise prescribed by laws, administrative regulations and normative documents.

Article 11 Default events

I. During the valid term of this Contract, any one of the following circumstances shall constitute a default event:

1. The Borrower fails to perform the representations, warranties and obligations set forth in Article 8 and Article 9 hereof, including failure to pay the loan principal and interest and other expenses payable hereunder on the date of maturity;

2. The Borrower fails to fully and promptly perform its any obligations specified in this Contract and other relevant documents. If the Borrower's aforesaid behavior can be corrected but the Borrower fails to correct it to the extent satisfied by the Lender within 20 days after the Lender sends a written notice of correction;

3. The Borrower voluntarily or compulsively goes out of business, winds up, reorganizes, dissolves or goes into bankruptcy;

4. The Borrower provides false materials or conceals important business financial facts;

5. The Borrower breaks through the financial indicators stipulated in Article 17 of this Contract;

6. The Borrower suffers from financial loss or deterioration of financial conditions, which may affect the loan safety, or the Borrower intentionally evades or cancels the creditor's rights of the Bank;

7. The Borrower's loan project plan is canceled or cannot be implemented;

8. The Borrower fraudulently obtains funds or credit from the Lender or other bank by use of a false contract with an affiliated party;

9. The Borrower engages in or suspected of carrying out illegal business activities;

10. The Borrower goes into division, combination, major merger, acquisition or reorganization;

11. The Borrower violates any other contract signed with the Lender or a third party, or there is any dispute arising from such contract, thereby causing or likely to cause litigation or arbitration;

12. The controlling shareholder of the Borrower transfers its shares held in the Borrower, or the controlling shareholder, actual controller, legal representative or other senior management person has major events, including but not limited to engaging in or suspected of conducting illegal activities, or subject to litigation, arbitration or administrative punishment, going worse of its financial conditions, declaration of bankruptcy or dissolution, and so on;

13. The guarantor has breach of contract, including but not limited to provision of false materials by the guarantor, the guarantor's violation of other contract signed with the Lender or a third party, litigation or arbitration caused due to any dispute arising from such contract, forced or active suspension of business, major business failure, engaging in or suspected of conducting illegal activities, evasion or cancellation of creditor's rights of the Bank, merger and/or acquisition or reorganization, or other situations which may reduce its guarantee capability;

14. An event of default occurs under other loan contract or guarantee contract made and entered into by and between the Borrower and the Lender;

15. Other circumstances which endanger or may endanger the Lender's loan safety.

II. If the Borrower has any breach of contract, the Lender shall take one or more of the following methods according to the nature and extent of the default event:

1. to require the Borrower to correct the default event within a time limit and take remedial measures;

2. to change the payment mode of the loan not withdrawn hereunder;

3. to stop the Borrower from continuing to withdraw funds, cancel the amount of the loan not withdrawn, announce acceleration of maturity of the loan principal and interest hereunder, and take back the loan immediately;

4. to announce acceleration of maturity of the principal and interest of all the loans under other loan contracts made and entered into by and between the Borrower and the Lender, and take back all the loans immediately;

5. to freeze the Borrower's deposits in part or in all, make deduction from the Borrower's deposit account to repay the loan principal and interest and pay relevant expenses hereunder; the Borrower agrees and authorizes the Lender to purchase foreign exchange to repay the principal and interest of the foreign exchange loan;

6. to demand the guarantor's liability for guarantee or dispose the mortgaged (pledged) property;

7. to bring a lawsuit in a court to claim the loan principal and interest, expenses and other losses from the Borrower and the guarantor through judicial proceedings;

8. If this Contract is made enforceable through notarization by a notary organ, the Lender may apply to the people's court for enforcement.

Article 20 Expenses

1. The expenses incurred in connection with the execution of this Contract, including but not limited to the expenses of credit investigation, notarization, testimony and registration, shall be borne by the parties respectively in accordance with laws or agreements;

2. The expenses of the Lender for urging the Borrower to repay the loan principal and interest after the Borrower fails to repay the loan principal and interest on time, including but not limited to announcement fee, service fee, appraisal fee, attorney fee, legal cost, traveling expenses, evaluation fee, auction fee, property preservation fee and enforcement cost, shall be borne by the Borrower.

Article 13 Debt transfer

1. Without the Lender's written consent, the Borrower shall not transfer its any rights and obligations under this Contract to any third party.

2. If the Borrower transfers its any rights and obligations under this Contract to a third party upon the Lender's written consent, the third party shall unconditionally abide by all the terms and conditions of this Contract.

Article 14 Change and cancellation of contract, and exercising of rights

1. This Contract may be changed or canceled in written form upon consensus through consultation.

2. During the valid period of this Contract, the Lender’s tolerance or grace imposed on or the Lender’s delay in the exercising of its any right hereunder for the Borrower’s breach or delay shall not damage, impact or restrict all the other rights enjoyable by the Lender as a creditor in accordance with this Contract and relevant laws, administrative regulations and normative documents, and shall not be deemed as the Lender’s permit or acceptance of any breach of this Contract nor be deemed as a waiver of such right by the Lender to take actions for the Borrower's current or future breach of contract;

3. If any provision of this Contract becomes invalid or partially invalid for any reason, the Borrower shall continue to perform the responsibility of repayment. In the event of any such circumstance, the Lender shall have the right to terminate this Contract and may immediately claim the loan principal and interest hereunder and other relevant expenses from the Borrower;

4. In case of any change of the Borrower's domicile, mailing address, telephone number, business scope and legal representative, the Lender shall ensure to notify the Lender in written form within 10 days after the change of relevant items. If the Borrower fails to perform the obligation of notification mentioned above, the relevant notices and documents sent by the Lender to the original mailing address of the Borrower shall be deemed as being served to the Borrower;

5. Any and all notices and documents between both parties hereto and in connection with the execution of this Contract shall be given in written form.

Article 15 The Borrower agrees that the creditor's right hereunder is made enforceable through notarization of this Contract. In the event that the Borrower fails to perform all or part of its obligations specified herein, the Lender may apply to the competent people's court for enforcement.

Article 16 Applicable laws and dispute settlement

The formation, validity, interpretation, execution and settlement of disputes in respect of this Contract shall be governed by the relevant laws of the People's Republic of China. In case of any dispute during the execution of this Contract, the dispute shall be settled by both parties through consultation or mediation; where consultation or mediation fails, the dispute may be settled according to the method specified in the following B:

A. to file a lawsuit in the people's court at the location where the Lender is located;

B. to apply to Shenzhen Arbitration Commission for arbitration.

Article 17 Other matters agreed by both parties:

1. The loan under this Contract is the specific credit within the credit line in the Maximum Comprehensive Credit Contract of No. SX162618000785, to which this Contract is an effective annex.

2. The loan interest and other expenses, other than the loan principal hereunder, shall be tax inclusive.

3. Agreement on the Borrower's financial indicators: blank below

4. Blank below

Matters not provided herein shall be interpreted or handled in accordance with relevant laws, administrative regulations and normative documents, and relevant stipulations of Bank of Jiangsu.

Article 18 Validity and invalidity of contract

1. This Contract shall come into force when it is signed by the legal representatives or authorized representatives of both parties and affixed with the official seals of both parties.

2. This Contract shall become null and void when the Borrower has paid all the loan principal and interest hereunder and all other expenses.

Article 19 This Contract is made out in three originals, for the Lender, the Borrower and the Lender, / / each holding one, which shall be equally authentic.

Borrower (Official Seal):	Lender (Official Seal):

Icon Energy System (Shenzhen)	Bank of Jiangsu Co., Ltd. Shenzhen Branch Co., Ltd. (Seal)
(Special Seal for Loan Contract Uses Only)

Legal Representative or	Legal Representative or
Authorized Representative (Signature/Seal):	Authorized Representative (Signature/Seal):

Pan Dangyu (Seal)

Date of Signature: April 30, 2019

Signatory

Letter of Confirmation of Service Address

Bank of Jiangsu Co.,Ltd.:

As ☑I (our Company) /☐debtor     /   applied to your Bank for a credit, I (our Company) and your Bank made and entered into the Working Capital Loan Contract of No. JK162619000053. In order to ensure the service of your Bank's notices and the court's relevant litigation documents prior to full repayment of the credit, I (our Company) hereby confirm as follows:

1. The address given in the following table is our effective service address:

Address	Room 201, No. 4, Guanqing Road, Luhu Community, Guanhu Street, Longhua District, Shenzhen City	Zip Code	518000

2. I (our Company) hereby designate the following persons as the recipients (i.e., designated recipient) of your Bank's notices and the court's litigation documents, including: (1) I, my relatives, the property management personnel of the community and office building where the above service address is located, shall be applicable to the situations where the person served is an individual; (2) our Company, and shareholders and staff of our Company, the property management personnel and security guards of the community and office building where the above service address is located, shall be applicable to the situations where the person served is a unit.

3. Scope of application of the service address and designated recipient mentioned in the preceding paragraph: applicable to the service of the notices prescribed in laws and specified in the contracts, agreements, warranties, letters of commitment and other documents between your Bank and I (our Company), applicable to the service of the litigation documents in the first instance, second instance, executive and special procedures of civil procedures after your Bank institutes legal proceedings against I (our Company).

4. Notification procedures for change of service address or designated recipient: if the service address or designated recipient given above is changed, I (our Company) shall, 10 working days prior to such change, notify your Bank in writing and give your Bank a new Letter of Confirmation of Service Address.

5. Agreement on legal consequences: if your Bank's notice or the court's litigation document fails to be actually received because the aforesaid service address I (our Company) provided or confirmed is not correct, or I (our Company) failed to timely notify your Bank and the court according to the aforesaid procedures after the change of the aforesaid service address, or I (our Company) or the designated recipient refuses to sign for any reason, if sent by post, it shall be deemed as having been served as of the date when your Bank's notice or the court's litigation document is sent back; if sent by direct service, your Bank's notice shall be deemed as having been served as of the date when it s marked by the staff of your Bank, and the court's litigation document shall be deemed as having been served as of the date when it is marked on the receipt of service of the court by the server of the court.

This Letter of Confirmation is an annex to the Contract above mentioned. If the service mode agreed in the above-mentioned Contract is different from that confirmed in this Letter of Confirmation, that given in this Letter of Confirmation shall prevail. If the Contract above mentioned is applicable to arbitration, this Letter of Confirmation shall also apply to the service of arbitration documents.

Issued by an individual	Signature:

Date:

Issued by an entity	Seal: Icon Energy System (Shenzhen) Co., Ltd. (Seal)

Signature/Seal of Legal Representative or Authorized Representative:

Apr. 30, 2019

Pan Dangyu (Seal)

In case of any service quality problem, please dial the supervision number: *.